Exhibit 99.1

News Release

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501
www.airproducts.com

Air Products Reports Very Strong Fiscal 2019 Third Quarter Results

Q3 FY19 (all from continuing operations; comparisons versus prior year):

•	GAAP EPS of $2.20 and GAAP net income of $488 million, both up 13 percent

•	Record adjusted EPS of $2.17*, up 11 percent; adjusted EPS up 14 percent on a constant currency basis

•	Record adjusted EBITDA margin of 40.1 percent*, up 380 basis points

Highlights

•	Completed asset buyback: two air separation units from Jinmei Huayu in Shanxi Province, China

•	Korea wins: awarded contracts to supply MEMC Korea's new 300mm silicon wafer fab in Cheonan and POSCO Chemical’s new cathode material manufacturing complex in Gwangyang

Guidance

•
Fiscal 2019 full-year adjusted EPS guidance in the range of $8.20 to $8.25* per share, up more than 10 percent* over prior year at midpoint; fiscal 2019 fourth quarter adjusted EPS guidance of $2.26 to $2.31 per share*, up 13 to 16 percent* over fiscal 2018 fourth quarter

•	Expected fiscal year 2019 capital spending in the range of $2.4 to $2.5 billion

*The results and guidance in this release, including in the highlights above, include references to non-GAAP continuing operations measures and are identified by the word “adjusted” preceding the measure. A reconciliation of GAAP to non-GAAP results can be found below.

LEHIGH VALLEY, Pa. (July 25, 2019) – Air Products (NYSE:APD) reported GAAP net income from continuing operations of $488 million and GAAP diluted EPS from continuing operations of $2.20 for its fiscal third quarter ended June 30, 2019. These results include several disclosed items which total to a $0.03 EPS benefit.
On a non-GAAP basis, quarterly adjusted net income from continuing operations of $481 million and record adjusted diluted EPS from continuing operations of $2.17 increased 12 and 11 percent, respectively, over the prior year. On a constant currency basis, diluted adjusted EPS from continuing operations increased 14 percent.
Third quarter sales of $2.2 billion decreased two percent, as four percent higher pricing and two percent higher volumes were more than offset by four percent unfavorable currency; three percent from a contract modification to a tolling agreement in India, which impacts sales but not profits; and one percent lower energy cost pass-through. Excluding the Jazan sale of equipment project, volumes grew four percent due to new plants and base business growth. Pricing improved in all three regions.
Record adjusted EBITDA of $892 million increased nine percent over the prior year. Sequentially, adjusted EBITDA increased eight percent on strong performance in all regions, particularly driven by the Lunar New Year recovery in Asia. Record adjusted EBITDA margin of 40.1 percent increased 380 basis points over the prior year.

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Commenting on the results, Seifi Ghasemi, chairman, president and chief executive officer, said, "The committed team at Air Products continues to execute on our well-defined short- and long-term strategy. Our adjusted EPS of $2.17 was the highest ever and 11 percent higher than last year. Our adjusted EBITDA margin of 40 percent was also a record high and 1,500 basis points higher than five years ago when we set our goal to be the best industrial gas company in the world. I want to thank all of our employees around the world who work hard every day to deliver these results."

Third Quarter Results by Business Segment

•
Industrial Gases – Americas sales of $955 million increased one percent over the prior year, as four percent higher pricing was partially offset by two percent unfavorable currency and one percent lower energy pass-through. Underlying volumes grew one percent, but were offset by a contact termination that occurred in the third quarter of the prior year. Record adjusted EBITDA of $410 million increased seven percent and adjusted EBITDA margin of 42.9 percent increased 270 basis points from the prior year, primarily driven by higher pricing.

•
Industrial Gases – EMEA sales of $495 million decreased 12 percent from prior year. Strong pricing contributed four percent, and volumes increased two percent over the prior year. These results were offset by five percent unfavorable currency, two percent lower energy pass-through, and an 11 percent decrease from the India contract modification. Adjusted EBITDA of $190 million increased two percent over the prior year; on a constant currency basis, adjusted EBITDA increased seven percent. Adjusted EBITDA margin of 38.4 percent increased 520 basis points over the prior year; excluding the impact of the India contract modification, adjusted EBITDA margin was up approximately 100 basis points.

•
Industrial Gases – Asia sales of $679 million increased nine percent over the prior year. Volumes increased 10 percent, driven primarily by new projects, mainly the Lu'An gasification project. Pricing increased five percent, with strength across all major product lines and countries. Unfavorable currency had a negative six percent impact. Record adjusted EBITDA of $334 million increased 24 percent, and record adjusted EBITDA margin of 49.2 percent increased 590 basis points over the prior year on strong volumes, pricing and productivity. Sequentially, volumes and adjusted EBITDA improved eight and 12 percent, respectively, on the strong Lunar New Year recovery and new plant start-ups.

Outlook
Ghasemi said, "We remain very optimistic about the future of Air Products. We are confident our strategy differentiates us and gives us the capability to continue growing earnings per share by more than 10 percent per year over the long term. We have demonstrated this over the past five years, with adjusted EPS growth averaging 13 percent annually."

Air Products expects full-year fiscal 2019 adjusted EPS guidance in the range of $8.20 to $8.25 per share, up more than 10 percent over prior year at midpoint. For the fiscal 2019 fourth quarter, Air Products expects adjusted EPS of $2.26 to $2.31 per share, up 13 to 16 percent over the fiscal 2018 fourth quarter.
Air Products expects capital expenditures in the range of $2.4 to $2.5 billion for full-year fiscal 2019.
Effective October 1, 2018, Air Products adopted the new revenue recognition standard, which had no material impact on the company’s financial statements. Management has provided adjusted EPS on a continuing operations basis. While Air Products might have additional impacts from the U.S. Tax Cuts and Jobs Act adopted in late 2017, or incur additional costs for items such as cost reduction actions and pension settlements in future periods, it is not possible, without unreasonable efforts, to identify the amount or significance of these events or the potential for other transactions that may impact future GAAP EPS or the effective tax rate. Management does not believe these items to be representative of underlying business performance. Management is unable to reconcile, without unreasonable effort, the Company’s forecasted range of adjusted EPS to a comparable GAAP range.

Earnings Teleconference
Access the Q3 earnings teleconference scheduled for 10:00 a.m. Eastern Time on July 25, 2019 by calling 323-794-2575 and entering passcode 7887361, or access the Event Details page on Air Products’ Investor Relations web site.

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About Air Products
Air Products (NYSE:APD) is a world-leading Industrial Gases company in operation for over 75 years. The Company provides industrial gases and related equipment to dozens of industries, including refining, chemical, metals, electronics, manufacturing, and food and beverage. Air Products is also the world’s leading supplier of liquefied natural gas process technology and equipment.
The Company had fiscal 2018 sales of $8.9 billion from operations in 50 countries and has a current market capitalization of about $50 billion. Approximately 16,000 passionate, talented and committed employees from diverse backgrounds are driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance sustainability and address the challenges facing customers, communities, and the world. For more information, visit www.airproducts.com.

NOTE: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings guidance, business outlook and investment opportunities. These forward-looking statements are based on management’s expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including, without limitation: changes in global or regional economic conditions, supply and demand dynamics in market segments we serve, or in the financial markets; risks associated with having extensive international operations, including political risks, risks associated with unanticipated government actions and risks of investing in developing markets; project delays, contract terminations or customer cancellations or postponement of projects and sales; future financial and operating performance of major customers and joint venture partners; our ability to develop, implement, and operate new technologies, or to execute the projects in our backlog; tariffs, economic sanctions and regulatory activities in jurisdictions in which we and our affiliates and joint ventures operate; the impact of environmental, tax or other legislation, as well as regulations affecting our business and related compliance requirements, including regulations related to global climate change; changes in tax rates and other changes in tax law; the timing, impact and other uncertainties relating to acquisitions and divestitures, including our ability to integrate acquisitions and separate divested businesses, respectively; risks relating to cybersecurity incidents, including risks from the interruption, failure or compromise of our information systems; catastrophic events, such as natural disasters, acts of war, or terrorism; the impact of price fluctuations in natural gas and disruptions in markets and the economy due to oil price volatility; costs and outcomes of legal or regulatory proceedings and investigations; asset impairments due to economic conditions or specific events; significant fluctuations in interest rates and foreign currency exchange rates from those currently anticipated; damage to facilities, pipelines or delivery systems, including those we own or operate for third parties; availability and cost of raw materials; the success of productivity and operational improvement programs; and other risk factors described in the Company’s Form 10-K for its fiscal year ended September 30, 2018. Except as required by law, the Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs, or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:
Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com
Investor Inquiries:
Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com

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* Presented below are reconciliations of the reported GAAP results to the non-GAAP measures.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Millions of dollars unless otherwise indicated, except for per share data)
The Company has presented certain financial measures on a non-GAAP (“adjusted”) basis. Accordingly, reconciliations to the most directly comparable financial measures calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) are provided on the pages that follow.
The Company's non-GAAP measures are not meant to be considered in isolation or as a substitute for the most directly comparable measure calculated in accordance with GAAP. The Company believes these non-GAAP measures provide investors, potential investors, securities analysts, and others with useful information to evaluate the performance of the business because such measures, when viewed together with financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting the Company's historical financial performance and projected future results.
In many cases, non-GAAP measures are determined by adjusting the most directly comparable GAAP measure to exclude certain disclosed items, or “non-GAAP adjustments”, that the Company believes are not representative of underlying business performance. For example, the Company previously excluded certain expenses associated with cost reduction actions, impairment charges, and gains on disclosed transactions. The reader should be aware that the Company may recognize similar losses or gains in the future. Readers should also consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another.
The tax impact on our pre-tax non-GAAP adjustments reflects the expected current and deferred income tax impact of the transactions. These tax impacts are primarily driven by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions.
CONSOLIDATED RESULTS

	Continuing Operations
	Three Months Ended 30 June
Q3 2019 vs. Q3 2018	Operating Income	Operating Margin(A)		Equity Affiliates' Income	Income Tax Provision	Net Income	Diluted EPS
2019 GAAP	$569.7	25.6%		$56.4	$109.3	$488.0	$2.20
2018 GAAP	515.8	22.8%		58.1	107.1	430.7	1.95
Change GAAP	$53.9	280	bp	($1.7)	$2.2	$57.3	$.25
% Change GAAP	10%			(3)%	2%	13%	13%
2019 GAAP	$569.7	25.6%		$56.4	$109.3	$488.0	$2.20
Cost reduction actions	25.5	1.2%		—	6.7	18.8	.08
Gain on exchange of equity affiliate investments	(29.1)	(1.3)%		—	—	(29.1)	(.13)
Tax reform repatriation	—	—%		—	(3.2)	3.2	.02
2019 Non-GAAP Measure	$566.1	25.5%		$56.4	$112.8	$480.9	$2.17
2018 GAAP	$515.8	22.8%		$58.1	$107.1	$430.7	$1.95
2018 Non-GAAP Measure	$515.8	22.8%		$58.1	$107.1	$430.7	$1.95
Change Non-GAAP Measure	$50.3	270	bp	($1.7)	$5.7	$50.2	$.22
% Change Non-GAAP Measure	10%			(3)%	5%	12%	11%

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The table below reflects what our third quarter adjusted diluted EPS would have been on a constant currency basis. We calculate this non-GAAP measure by adjusting our GAAP diluted EPS for our disclosed items as well as prior period average exchange rates. We believe this measure reflects the underlying adjusted EPS growth rate versus the prior year.

	Three Months Ended
	30 June
	2019	2018	Change	% Change
GAAP Diluted EPS	$2.20	$1.95
Cost reduction actions	.08	—
Gain on exchange of equity affiliate investments	(.13)
Tax reform repatriation	.02	—
Adjusted Diluted EPS	$2.17	$1.95	$.22	11%
Currency adjustment	.05
Adjusted Diluted EPS – Constant Currency Basis	$2.22	$1.95	$.27	14%

	Continuing Operations
	Nine Months Ended 30 June
2019 vs. 2018	Operating Income	Operating Margin(A)		Equity Affiliates' Income	Income Tax Provision	Net Income	Diluted EPS
2019 GAAP	$1,541.2	23.2%		$155.5	$348.9	$1,256.8	$5.68
2018 GAAP	1,431.9	21.6%		115.6	455.1	1,002.7	4.54
Change GAAP	$109.3	160	bp	$39.9	($106.2)	$254.1	$1.14
% Change GAAP	8%			35%	(23)%	25%	25%
2019 GAAP	$1,541.2	23.2%		$155.5	$348.9	$1,256.8	$5.68
Facility closure	29.0	.4%		—	6.9	22.1	.10
Cost reduction actions	25.5	.4%		—	6.7	18.8	.08
Gain on exchange of equity affiliate investments	(29.1)	(.4)%		—	—	(29.1)	(.13)
Pension settlement loss(B)	—	—%		—	1.2	3.8	.02
Tax reform repatriation	—	—%		—	12.4	(12.4)	(.06)
Tax reform adjustment related to deemed foreign dividends	—	—%		—	(56.2)	56.2	.25
2019 Non-GAAP Measure	$1,566.6	23.6%		$155.5	$319.9	$1,316.2	$5.94
2018 GAAP	$1,431.9	21.6%		$115.6	$455.1	$1,002.7	$4.54
Tax reform repatriation	—	—%		32.5	(420.5)	453.0	2.06
Tax reform rate change and other	—	—%		—	214.0	(214.0)	(.97)
Tax restructuring	—	—%		—	38.8	(38.8)	(.18)
2018 Non-GAAP Measure	$1,431.9	21.6%		$148.1	$287.4	$1,202.9	$5.45
Change Non-GAAP Measure	$134.7	200	bp	$7.4	$32.5	$113.3	$.49
% Change Non-GAAP Measure	9%			5%	11%	9%	9%

(A)	Operating margin is calculated by dividing operating income by sales.

(B)
Reflected on the consolidated income statements within "Other non-operating income (expense), net." Fiscal year 2019 includes a before-tax impact of $5.0 for the nine months ended 30 June 2019. Refer to Note 3, Pension Settlement Loss, to the consolidated financial statements for additional information.

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Below is a reconciliation of consolidated operating income to segment total operating income:

	Three Months Ended		Nine Months Ended
	30 June		30 June
Operating Income	2019	2018	2019	2018
Consolidated total	$569.7	$515.8	$1,541.2	$1,431.9
Facility closure	—	—	29.0	—
Cost reduction actions	25.5	—	25.5	—
Gain on exchange of equity affiliate investments	(29.1)	—	(29.1)	—
Segment total	$566.1	$515.8	$1,566.6	$1,431.9
Below is a reconciliation of consolidated equity affiliates' income to segment total equity affiliates' income:

	Three Months Ended		Nine Months Ended
	30 June		30 June
Equity Affiliates' Income	2019	2018	2019	2018
Consolidated total	$56.4	$58.1	$155.5	$115.6
Tax reform repatriation - equity method investment	—	—	—	32.5
Segment total	$56.4	$58.1	$155.5	$148.1

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ADJUSTED EBITDA
We define Adjusted EBITDA as income from continuing operations (including noncontrolling interests) excluding certain non‑GAAP adjustments, which the Company does not believe to be indicative of underlying business trends, before interest expense, other non‑operating income (expense), net, income tax provision, and depreciation and amortization expense. Adjusted EBITDA provides a useful metric for management to assess operating performance.
Below is a reconciliation of income from continuing operations on a GAAP basis to adjusted EBITDA:

2019	Q1	Q2	Q3	Q4	Q3 YTD Total
Income From Continuing Operations(A)	$357.0	$433.5	$500.2		$1,290.7
Add: Interest expense	37.3	35.4	34.2		106.9
Less: Other non-operating income (expense), net	18.5	13.7	17.6		49.8
Add: Income tax provision	132.1	107.5	109.3		348.9
Add: Depreciation and amortization	258.0	262.1	269.1		789.2
Add: Facility closure	29.0	—	—		29.0
Add: Cost reduction actions	—	—	25.5		25.5
Less: Gain on exchange of equity affiliate investments	—	—	29.1		29.1
Adjusted EBITDA	$794.9	$824.8	$891.6		$2,511.3
Adjusted EBITDA margin	35.7%	37.7%	40.1%		37.8%
2018	Q1	Q2	Q3	Q4	Q3 YTD Total
Income From Continuing Operations(A)	$162.7	$423.6	$444.7	$459.7	$1,031.0
Add: Interest expense	29.8	30.4	34.9	35.4	95.1
Less: Other non-operating income (expense), net	9.8	11.1	12.8	(28.6)	33.7
Add: Income tax provision	291.8	56.2	107.1	69.2	455.1
Add: Depreciation and amortization	227.9	240.0	245.6	257.2	713.5
Less: Change in inventory valuation method	—	—	—	24.1	—
Add: Tax reform repatriation - equity method investment	32.5	—	—	(4.0)	32.5
Adjusted EBITDA	$734.9	$739.1	$819.5	$822.0	$2,293.5
Adjusted EBITDA margin	33.2%	34.3%	36.3%	35.8%	34.6%

(A)	Includes net income attributable to noncontrolling interests.

2019 vs. 2018	Q1		Q2		Q3		Q3 YTD Total
Change GAAP
Income from continuing operations change	$194.3		$9.9		$55.5		$259.7
Income from continuing operations % change	119%		2%		12%		25%
Change Non-GAAP
Adjusted EBITDA change	$60.0		$85.7		$72.1		$217.8
Adjusted EBITDA % change	8%		12%		9%		9%
Adjusted EBITDA margin change	250	bp	340	bp	380	bp	320	bp

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Below is a reconciliation of segment operating income to adjusted EBITDA:

	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia		Industrial Gases– Global	Corporate and other	Segment Total
GAAP MEASURE
Three Months Ended 30 June 2019
Operating income (loss)	$262.2		$123.4		$231.4		($9.6)	($41.3)	$566.1
Operating margin	27.4%		24.9%		34.1%				25.5%
Three Months Ended 30 June 2018
Operating income (loss)	$237.1		$118.8		$185.5		$19.8	($45.4)	$515.8
Operating margin	25.0%		21.2%		29.7%				22.8%
Operating income (loss) change	$25.1		$4.6		$45.9		($29.4)	$4.1	$50.3
Operating income (loss) % change	11%		4%		25%		(148)%	9%	10%
Operating margin change	240	bp	370	bp	440	bp			270	bp
NON-GAAP MEASURE
Three Months Ended 30 June 2019
Operating income (loss)	$262.2		$123.4		$231.4		($9.6)	($41.3)	$566.1
Add: Depreciation and amortization	126.3		47.8		87.9		2.2	4.9	269.1
Add: Equity affiliates' income	21.7		18.8		14.9		1.0	—	56.4
Adjusted EBITDA	$410.2		$190.0		$334.2		($6.4)	($36.4)	$891.6
Adjusted EBITDA margin	42.9%		38.4%		49.2%				40.1%
Three Months Ended 30 June 2018
Operating income (loss)	$237.1		$118.8		$185.5		$19.8	($45.4)	$515.8
Add: Depreciation and amortization	120.5		49.8		69.5		2.3	3.5	245.6
Add: Equity affiliates' income	24.1		17.5		15.1		1.4	—	58.1
Adjusted EBITDA	$381.7		$186.1		$270.1		$23.5	($41.9)	$819.5
Adjusted EBITDA margin	40.2%		33.2%		43.3%				36.3%
Adjusted EBITDA change	$28.5		$3.9		$64.1		($29.9)	$5.5	$72.1
Adjusted EBITDA % change	7%		2%		24%		(127)%	13%	9%
Adjusted EBITDA margin change	270	bp	520	bp	590	bp			380	bp

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	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia		Industrial Gases– Global	Corporate and other	Segment Total
GAAP MEASURE
Nine Months Ended 30 June 2019
Operating income (loss)	$737.0		$351.5		$632.9		($17.9)	($136.9)	$1,566.6
Operating margin	25.1%		23.2%		32.8%				23.6%
Nine Months Ended 30 June 2018
Operating income (loss)	$676.6		$340.0		$509.7		$41.4	($135.8)	$1,431.9
Operating margin	24.4%		20.7%		27.9%				21.6%
Operating income (loss) change	$60.4		$11.5		$123.2		($59.3)	($1.1)	$134.7
Operating income (loss) % change	9%		3%		24%		(143)%	(1)%	9%
Operating margin change	70	bp	250	bp	490	bp			200	bp
NON-GAAP MEASURE
Nine Months Ended 30 June 2019
Operating income (loss)	$737.0		$351.5		$632.9		($17.9)	($136.9)	$1,566.6
Add: Depreciation and amortization	376.8		140.4		252.7		6.3	13.0	789.2
Add: Equity affiliates' income	62.1		45.8		44.9		2.7	—	155.5
Adjusted EBITDA	$1,175.9		$537.7		$930.5		($8.9)	($123.9)	$2,511.3
Adjusted EBITDA margin	40.0%		35.5%		48.2%				37.8%
Nine Months Ended 30 June 2018
Operating income (loss)	$676.6		$340.0		$509.7		$41.4	($135.8)	$1,431.9
Add: Depreciation and amortization	360.6		149.6		188.9		5.8	8.6	713.5
Add: Equity affiliates' income	59.6		41.7		44.7		2.1	—	148.1
Adjusted EBITDA	$1,096.8		$531.3		$743.3		$49.3	($127.2)	$2,293.5
Adjusted EBITDA margin	39.6%		32.4%		40.7%				34.6%
Adjusted EBITDA change	$79.1		$6.4		$187.2		($58.2)	$3.3	$217.8
Adjusted EBITDA % change	7%		1%		25%		(118)%	3%	9%
Adjusted EBITDA margin change	40	bp	310	bp	750	bp			320	bp

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INCOME TAXES
The tax impact of our pre-tax non-GAAP adjustments reflects the expected current and deferred income tax expense associated with each adjustment and is primarily dependent upon the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions. For additional discussion on the impacts of our non-GAAP tax adjustments, including those resulting from the U.S. Tax Cuts and Jobs Act, refer to Note 4, Income Taxes, to the consolidated financial statements.

	Effective Tax Rate
	Three Months Ended 30 June		Nine Months Ended 30 June
	2019	2018	2019	2018
Income Tax Provision—GAAP	$109.3	$107.1	$348.9	$455.1
Income From Continuing Operations Before Taxes—GAAP	$609.5	$551.8	$1,639.6	$1,486.1
Effective Tax Rate—GAAP	17.9%	19.4%	21.3%	30.6%
Income Tax Provision—GAAP	$109.3	$107.1	$348.9	$455.1
Facility closure	—	—	6.9	—
Cost reduction actions	6.7	—	6.7	—
Pension settlement loss	—	—	1.2	—
Tax reform repatriation	(3.2)	—	12.4	(420.5)
Tax reform adjustment related to deemed foreign dividends	—	—	(56.2)	—
Tax reform rate change and other	—	—	—	214.0
Tax restructuring	—	—	—	38.8
Income Tax Provision—Non-GAAP Measure	$112.8	$107.1	$319.9	$287.4
Income From Continuing Operations Before Taxes—GAAP	$609.5	$551.8	$1,639.6	$1,486.1
Facility closure	—	—	29.0	—
Cost reduction actions	25.5	—	25.5	—
Gain on exchange of equity affiliate investments	(29.1)	—	(29.1)	—
Pension settlement loss	—	—	5.0	—
Tax reform repatriation - equity method investment	—	—	—	32.5
Income From Continuing Operations Before Taxes—Non-GAAP Measure	$605.9	$551.8	$1,670.0	$1,518.6
Effective Tax Rate—Non-GAAP Measure	18.6%	19.4%	19.2%	18.9%

CAPITAL EXPENDITURES
We define capital expenditures as cash flows for additions to plant and equipment, acquisitions (less cash acquired), and investment in and advances to unconsolidated affiliates. The components of our capital expenditures are detailed in the table below:

	Three Months Ended		Nine Months Ended
	30 June		30 June
	2019	2018	2019	2018
Additions to plant and equipment	$544.1	$585.6	$1,507.6	$1,158.1
Acquisitions, less cash acquired	.7	48.8	107.0	320.2
Investment in and advances to unconsolidated affiliates	14.3	—	15.7	—
Capital expenditures	$559.1	$634.4	$1,630.3	$1,478.3
We expect capital expenditures for fiscal year 2019 to be approximately $2,400 to $2,500.

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RETURN ON CAPITAL EMPLOYED (ROCE)
Return on capital employed (ROCE) is calculated on a continuing operations basis as earnings after-tax divided by five-quarter average total capital. Earnings after-tax is calculated based on trailing four quarters and is defined as the sum of net income from continuing operations attributable to Air Products, interest expense, after-tax, at our effective quarterly tax rate, and net income attributable to noncontrolling interests. This non-GAAP measure has been adjusted for the impact of the non-GAAP adjustments detailed below. Total capital consists of total debt and total equity less total assets of discontinued operations.

	2019				2018				2017
	Q3		Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
Net income from continuing operations attributable to Air Products	$488.0		$421.3	$347.5	$452.9	$430.7	$416.4	$155.6	$474.2
Interest expense	34.2		35.4	37.3	35.4	34.9	30.4	29.8	30.8
Interest expense tax impact	(6.1)		(7.0)	(10.1)	(4.6)	(6.8)	(3.6)	(19.1)	.1
Interest expense, after-tax	28.1		28.4	27.2	30.8	28.1	26.8	10.7	30.9
Net income attributable to noncontrolling interests of continuing operations	12.2		12.2	9.5	6.8	14.0	7.2	7.1	6.3
Earnings After-Tax—GAAP	$528.3		$461.9	$384.2	$490.5	$472.8	$450.4	$173.4	$511.4

Non-GAAP adjustments, after-tax
Change in inventory valuation method	$—		$—	$—	$(17.5)	$—	$—	$—	$—
Facility closure	—		—	22.1	—	—	—	—	—
Cost reduction actions	18.8		—	—	—	—	—	—	30.9
Gain on exchange of equity affiliate investments	(29.1)		—	—	—	—	—	—	—
Gain on land sale	—		—	—	—	—	—	—	(7.6)
Pension settlement loss	—		3.8	—	33.2	—	—	—	.6
Tax reform repatriation	3.2		—	(15.6)	24.1	—	—	453.0	—
Tax reform adjustment related to deemed foreign dividends	—		—	56.2	(56.2)	—	—	—	—
Tax reform rate change and other	—		—	—	2.2	—	—	(214.0)	—
Tax restructuring	—		—	—	3.1	—	(38.8)	—	—
Tax election benefit	—		—	—	—	—	—	—	(111.4)
Earnings After-Tax—Non‑GAAP	$521.2		$465.7	$446.9	$479.4	$472.8	$411.6	$412.4	$423.9

Total Capital
Short-term borrowings	$79.9		$54.1	$23.0	$54.3	$90.4	$112.5	$87.1	$144.0	$143.4
Current portion of long-term debt	466.5		434.5	430.3	406.6	5.0	11.6	11.3	416.4	416.0
Long-term debt	2,951.7		2,933.0	2,954.4	2,967.4	3,377.1	3,442.4	3,414.9	3,402.4	3,366.6
Long-term debt – related party	321.6		369.2	360.2	384.3	398.7	—	—	—	—
Total Debt	3,819.7		3,790.8	3,767.9	3,812.6	3,871.2	3,566.5	3,513.3	3,962.8	3,926.0
Total Equity	11,726.6		11,503.4	11,203.4	11,176.3	10,810.0	10,693.2	10,321.2	10,185.5	9,509.9
Assets of discontinued operations	—		—	—	—	—	—	(10.2)	(10.2)	(9.8)
Total Capital	$15,546.3		$15,294.2	$14,971.3	$14,988.9	$14,681.2	$14,259.7	$13,824.3	$14,138.1	$13,426.1

Earnings After-Tax—GAAP	$1,864.9					$1,608.0
Five-quarter average total capital	15,096.4					14,065.9
ROCE—GAAP items	12.4%					11.4%
Change GAAP-based Measure	100	bp

Earnings After-Tax—Non-GAAP	$1,913.2					$1,720.7
Five-quarter average total capital	15,096.4					14,065.9
ROCE—Non-GAAP items	12.7%					12.2%
Change Non-GAAP-based Measure	50	bp

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OUTLOOK
Guidance provided is on a non-GAAP continuing operations basis, which excludes the impact of certain disclosed items that we believe are not representative of our underlying business performance. While we might incur additional costs for items such as cost reduction actions, impairment charges, and gains on disclosed items in future periods, it is not possible, without unreasonable efforts, to identify the amount or significance of these events or the potential for other transactions that may impact future GAAP EPS. Accordingly, management is unable to reconcile, without unreasonable effort, the Company’s forecasted range of adjusted EPS on a continuing operations basis to a comparable GAAP range.

	Diluted EPS
	Q4	Full Year
2018 GAAP	$2.05	$6.59
Change in inventory valuation method	(.08)	(.08)
Pension settlement loss	.15	.15
Tax reform repatriation	.11	2.16
Tax reform adjustment related to deemed foreign dividends	(.25)	(.25)
Tax reform rate change and other	.01	(.96)
Tax restructuring	.01	(.16)
2018 Non-GAAP Measure	$2.00	$7.45
2019 Non-GAAP Outlook	2.26–2.31	8.20–8.25
Change Non-GAAP	.26–.31	.75–.80
% Change Non-GAAP	13%–16%	10%–11%

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	30 June		30 June
(Millions of dollars, except for share and per share data)	2019	2018	2019	2018
Sales	$2,224.0	$2,259.0	$6,635.7	$6,631.3
Cost of sales	1,466.0	1,545.4	4,484.7	4,623.7
Facility closure	—	—	29.0	—
Selling and administrative	188.5	188.6	568.1	574.8
Research and development	18.1	15.0	50.0	44.1
Cost reduction actions	25.5	—	25.5	—
Gain on exchange of equity affiliate investments	29.1	—	29.1	—
Other income (expense), net	14.7	5.8	33.7	43.2
Operating Income	569.7	515.8	1,541.2	1,431.9
Equity affiliates' income	56.4	58.1	155.5	115.6
Interest expense	34.2	34.9	106.9	95.1
Other non-operating income (expense), net	17.6	12.8	49.8	33.7
Income From Continuing Operations Before Taxes	609.5	551.8	1,639.6	1,486.1
Income tax provision	109.3	107.1	348.9	455.1
Income From Continuing Operations	500.2	444.7	1,290.7	1,031.0
Income From Discontinued Operations, net of tax	—	43.2	—	42.2
Net Income	500.2	487.9	1,290.7	1,073.2
Net Income Attributable to Noncontrolling Interests of Continuing Operations	12.2	14.0	33.9	28.3
Net Income Attributable to Air Products	$488.0	$473.9	$1,256.8	$1,044.9
Net Income Attributable to Air Products
Income from continuing operations	$488.0	$430.7	$1,256.8	$1,002.7
Income from discontinued operations	—	43.2	—	42.2
Net Income Attributable to Air Products	$488.0	$473.9	$1,256.8	$1,044.9
Basic Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$2.21	$1.96	$5.71	$4.57
Income from discontinued operations	—	.20	—	.19
Net Income Attributable to Air Products	$2.21	$2.16	$5.71	$4.76
Diluted Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$2.20	$1.95	$5.68	$4.54
Income from discontinued operations	—	.20	—	.19
Net Income Attributable to Air Products	$2.20	$2.15	$5.68	$4.73
Weighted Average Common Shares – Basic (in millions)	220.6	219.5	220.2	219.3
Weighted Average Common Shares – Diluted (in millions)	221.9	220.9	221.4	220.7
Other Data from Continuing Operations
Depreciation and amortization	$269.1	$245.6	$789.2	$713.5
Capital expenditures – Refer to page 10	$559.1	$634.4	$1,630.3	$1,478.3

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	30 June	30 September
(Millions of dollars)	2019	2018
Assets
Current Assets
Cash and cash items	$2,696.8	$2,791.3
Short-term investments	—	184.7
Trade receivables, net	1,340.7	1,207.2
Inventories	408.3	396.1
Prepaid expenses	97.2	129.6
Other receivables and current assets	372.2	373.3
Total Current Assets	4,915.2	5,082.2
Investment in net assets of and advances to equity affiliates	1,290.4	1,277.2
Plant and equipment, at cost	22,425.6	21,490.2
Less: accumulated depreciation	11,998.0	11,566.5
Plant and equipment, net	10,427.6	9,923.7
Goodwill, net	820.4	788.9
Intangible assets, net	441.1	438.5
Noncurrent capital lease receivables	938.4	1,013.3
Other noncurrent assets	698.8	654.5
Total Noncurrent Assets	14,616.7	14,096.1
Total Assets	$19,531.9	$19,178.3
Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,543.2	$1,817.8
Accrued income taxes	65.6	59.6
Short-term borrowings	79.9	54.3
Current portion of long-term debt	466.5	406.6
Total Current Liabilities	2,155.2	2,338.3
Long-term debt	2,951.7	2,967.4
Long-term debt – related party	321.6	384.3
Other noncurrent liabilities	1,553.6	1,536.9
Deferred income taxes	823.2	775.1
Total Noncurrent Liabilities	5,650.1	5,663.7
Total Liabilities	7,805.3	8,002.0
Air Products Shareholders’ Equity	11,386.1	10,857.5
Noncontrolling Interests	340.5	318.8
Total Equity	11,726.6	11,176.3
Total Liabilities and Equity	$19,531.9	$19,178.3

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	30 June
(Millions of dollars)	2019	2018
Operating Activities
Net income	$1,290.7	$1,073.2
Less: Net income attributable to noncontrolling interests of continuing operations	33.9	28.3
Net income attributable to Air Products	1,256.8	1,044.9
Income from discontinued operations	—	(42.2)
Income from continuing operations attributable to Air Products	1,256.8	1,002.7
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	789.2	713.5
Deferred income taxes	37.8	(86.9)
Tax reform repatriation	49.4	310.3
Facility closure	29.0	—
Undistributed earnings of unconsolidated affiliates	(56.9)	(34.8)
Gain on sale of assets and investments	(17.5)	(5.2)
Share-based compensation	31.0	30.4
Noncurrent capital lease receivables	71.7	73.7
Other adjustments	(.7)	(23.2)
Working capital changes that provided (used) cash, excluding effects of acquisitions:
Trade receivables	(139.5)	(50.5)
Inventories	(13.5)	16.0
Other receivables	70.6	85.5
Payables and accrued liabilities	(94.8)	(164.9)
Other working capital	(9.2)	(10.4)
Cash Provided by Operating Activities	2,003.4	1,856.2
Investing Activities
Additions to plant and equipment	(1,507.6)	(1,158.1)
Acquisitions, less cash acquired	(107.0)	(320.2)
Investment in and advances to unconsolidated affiliates	(15.7)	—
Proceeds from sale of assets and investments	8.8	45.8
Purchases of investments	(5.3)	(349.8)
Proceeds from investments	190.5	745.2
Other investing activities	.8	5.3
Cash Used for Investing Activities	(1,435.5)	(1,031.8)
Financing Activities
Long-term debt proceeds	—	.5
Payments on long-term debt	(5.4)	(418.2)
Net increase (decrease) in commercial paper and short-term borrowings	37.7	(46.1)
Dividends paid to shareholders	(738.4)	(656.6)
Proceeds from stock option exercises	63.3	58.2
Other financing activities	(18.0)	(35.6)
Cash Used for Financing Activities	(660.8)	(1,097.8)
Discontinued Operations
Cash used for operating activities	—	(12.8)
Cash provided by investing activities	—	18.6
Cash provided by financing activities	—	—
Cash Provided by Discontinued Operations	—	5.8
Effect of Exchange Rate Changes on Cash	(1.6)	(19.5)
Decrease in Cash and Cash Items	(94.5)	(287.1)
Cash and Cash items - Beginning of Year	2,791.3	3,273.6
Cash and Cash items - End of Period	$2,696.8	$2,986.5
Supplemental Cash Flow Information
Cash paid for taxes (net of refunds) - Continuing operations	$250.8	$311.6

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
SUMMARY BY BUSINESS SEGMENTS
(Unaudited)

(Millions of dollars)	Industrial Gases – Americas	Industrial Gases – EMEA	Industrial Gases – Asia	Industrial Gases – Global	Corporate and other	Segment Total
Three Months Ended 30 June 2019
Sales	$955.3	$494.6	$679.4	$57.9	$36.8	$2,224.0
Operating income (loss)	262.2	123.4	231.4	(9.6)	(41.3)	566.1
Depreciation and amortization	126.3	47.8	87.9	2.2	4.9	269.1
Equity affiliates' income	21.7	18.8	14.9	1.0	—	56.4
Three Months Ended 30 June 2018
Sales	$948.7	$561.1	$623.8	$101.1	$24.3	$2,259.0
Operating income (loss)	237.1	118.8	185.5	19.8	(45.4)	515.8
Depreciation and amortization	120.5	49.8	69.5	2.3	3.5	245.6
Equity affiliates' income	24.1	17.5	15.1	1.4	—	58.1

	Industrial Gases – Americas	Industrial Gases – EMEA	Industrial Gases – Asia	Industrial Gases – Global	Corporate and other	Segment Total
Nine Months Ended 30 June 2019
Sales	$2,936.2	$1,513.2	$1,931.6	$179.9	$74.8	$6,635.7
Operating income (loss)	737.0	351.5	632.9	(17.9)	(136.9)	1,566.6
Depreciation and amortization	376.8	140.4	252.7	6.3	13.0	789.2
Equity affiliates' income	62.1	45.8	44.9	2.7	—	155.5
Nine Months Ended 30 June 2018
Sales	$2,771.7	$1,638.6	$1,825.0	$335.8	$60.2	$6,631.3
Operating income (loss)	676.6	340.0	509.7	41.4	(135.8)	1,431.9
Depreciation and amortization	360.6	149.6	188.9	5.8	8.6	713.5
Equity affiliates' income	59.6	41.7	44.7	2.1	—	148.1
Total Assets
30 June 2019	$5,896.6	$3,399.7	$6,357.6	$284.3	$3,593.7	$19,531.9
30 September 2018	5,904.0	3,280.4	5,899.5	240.1	3,854.3	19,178.3

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Below is a reconciliation of segment total operating income to consolidated operating income:

	Three Months Ended		Nine Months Ended
	30 June		30 June
Operating Income	2019	2018	2019	2018
Segment total	$566.1	$515.8	$1,566.6	$1,431.9
Facility closure	—	—	(29.0)	—
Cost reduction actions	(25.5)	—	(25.5)	—
Gain on exchange of equity affiliate investments	29.1	—	29.1	—
Consolidated Total	$569.7	$515.8	$1,541.2	$1,431.9
Below is a reconciliation of segment total equity affiliates' income to consolidated equity affiliates' income:

	Three Months Ended		Nine Months Ended
	30 June		30 June
Equity Affiliates' Income	2019	2018	2019	2018
Segment total	$56.4	$58.1	$155.5	$148.1
Tax reform repatriation - equity method investment	—	—	—	(32.5)
Consolidated Total	$56.4	$58.1	$155.5	$115.6

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Millions of dollars, unless otherwise indicated)
1. COST REDUCTION ACTIONS
During the third quarter of fiscal year 2019, we recognized an expense of $25.5 ($18.8 after-tax, or $.08 per share) for severance and other benefits associated with the elimination or planned elimination of approximately 300 positions. These actions are expected to drive cost synergies primarily within the Industrial Gases – EMEA and the Industrial Gases – Americas segments. The expense has been reflected as “Cost reduction actions” on the consolidated income statements and was excluded from segment operating income for the three and nine months ended 30 June 2019.
2. GAIN ON EXCHANGE OF EQUITY AFFILIATE INVESTMENTS
On 1 May 2019, we closed on a transaction involving two 50%-owned industrial gas joint ventures in China that we accounted for as equity method investments in our Industrial Gases – Asia segment. As part of the transaction, we acquired our joint venture partner's 50% interest in WuXi Hi-Tech Gas Co., Ltd. ("WuXi") in exchange for our 50% interest in High-Tech Gases (Beijing) Co., Ltd. ("High-Tech Gases"). The exchange resulted in a net gain of $29.1 ($.13 per share), of which $15.0 resulted from the revaluation of our previously held equity interest in WuXi to its acquisition date fair value and $14.1 resulted from the disposition of our interest in High-Tech Gases. The net gain has been reflected as "Gain on exchange of equity affiliate investments" on our consolidated income statements and was excluded from segment operating income for the three and nine months ended 30 June 2019. There were no tax impacts on the exchange.
The acquisition of the remaining interest in WuXi was accounted for as a business combination. The results of this business have been consolidated within our Industrial Gases – Asia segment as of the acquisition date. The consolidated results subsequent to the acquisition were not material.
3. PENSION SETTLEMENT LOSS
Our consolidated income statements for the nine months 30 June 2019 include a pension settlement loss of $5.0 ($3.8 after-tax, or $.02 per share). This expense was recorded during the second quarter to accelerate recognition of a portion of actuarial losses deferred in accumulated other comprehensive loss associated with the U.S. Supplementary Pension Plan. The loss is reflected on our consolidated income statements within “Other non-operating income (expense), net.”
4. INCOME TAXES
U.S. Tax Cuts and Jobs Act
The United States enacted the U.S. Tax Cuts and Jobs Act (the “Tax Act”) on 22 December 2017. This legislation significantly changed existing U.S. tax laws, including a reduction in the federal corporate income tax rate from 35% to 21%, a deemed repatriation tax on unremitted foreign earnings, as well as other changes.
We filed our 2018 federal income tax return in June 2019, which required an adjustment to our initial calculation of the deemed repatriation tax. Our income tax provision for the three months ended 30 June 2019 includes a discrete net income tax expense of $3.2 ($.02 per share) resulting from this adjustment. Our income tax provision for the nine months ended 30 June 2019 includes a net expense of $43.8 ($.19 per share). This included the reversal of a $56.2 benefit recorded in the fourth quarter of fiscal year 2018 related to the U.S. taxation of deemed foreign dividends and a benefit of $12.4 to reduce the total expected costs of the deemed repatriation tax.
While our accounting for the provisions of the Tax Act is not provisional, further adjustments to the deemed repatriation tax could result from future adjustments to state tax return filing positions, U.S. or foreign tax examinations of the years impacted by the calculation, or from the issuance of additional federal or state guidance.
5. FACILITY CLOSURE
In December 2018, one of our customers was subject to a government enforced shutdown due to environmental reasons. As a result, we recognized a charge of $29.0 ($22.1 after-tax, or $.10 per share) during the first quarter of fiscal year 2019 primarily related to the write-off of onsite assets. This charge is reflected as “Facility closure” on our consolidated income statements for the nine months ended 30 June 2019 and has been excluded from segment results. Annual sales and operating income associated with this customer prior to the facility closure were not material to the Industrial Gases – Asia segment. We do not expect to recognize additional charges related to this shutdown.